Exhibit 99.1

Advent to Acquire Black Diamond Performance Reporting

Advent Expands Opportunity with Refined Focus on Distinct Needs of Advisors, Institutional and HNW Asset Managers, Hedge Funds and Alternative Managers;

Black Diamond and its Management Team will Lead Advent’s Advisory Strategy

SAN FRANCISCO and JACKSONVILLE — May 12, 2011 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services for the investment management industry, has signed a definitive agreement to purchase Black Diamond Performance Reporting LLC (“Black Diamond”), a leading provider of web-based, outsourced portfolio management and reporting platforms for independent advisors.

“Advent’s acquisition of Black Diamond will accelerate our combined ability to help advisors succeed by giving them an innovative, purpose-built platform so they can grow their practices and delight their clients,” said Advent’s Founder and CEO Stephanie DiMarco.  “Advent is passionate about helping our clients to be great, and we share that passion with Black Diamond — we are excited about their commitment to advisors’ success and vision for their clients.  Black Diamond has a well-earned reputation for innovation and client focus, and I am thrilled to have them join the Advent team.”

“I’m excited about joining forces with Advent.  We are both driven by providing the best solutions for our clients,” said Black Diamond’s Founder and CEO Reed Colley.  “Black Diamond now gains access to resources to accelerate both our product development and growth.  The combination of Black Diamond and Advent is a great mix of our focused, innovative solutions with one of the most trusted pioneers in investment management technology.  Together, I am confident we will continue to redefine how advisors use technology to grow their practices and achieve great results for their clients.”

Organizational Focus on Client Opportunities

After the transaction is complete, which is expected to occur in the next several weeks, Black Diamond and its existing management team will lead the advisory strategy for Advent, operating as an independent business group within the Company.  Reed Colley, Black Diamond’s Founder and CEO, will become General Manager of the Black Diamond group, reporting to Peter Hess, Advent’s President.

With the acquisition of Black Diamond, Advent will have three business groups chartered with delivering value to distinct segments of the investment management industry: domestic advisors; asset managers; and hedge funds and alternative managers.  The Company will continue to invest in and evolve the Black Diamond platform, as well as its Advent Portfolio Exchange® (APX), Moxy®, Advent OnDemand®, Axys®, and Geneva® platforms, with each serving distinct client segments.

“Advent is committed to being the most innovative, responsive and reliable partner to the investment management industry,” said Advent’s Mr. Hess.  “We understand ‘one size doesn’t fit all’ when it comes to addressing the diverse and evolving needs of the industry, and that’s why our multiple-platform strategy has been so successful.  Together, we believe Advent and Black Diamond can be even better, faster, and stronger, and we’re proud to add this powerful new alternative for advisors to our family of purpose-built solutions.”

Complementing the Company’s portfolio management, accounting, trading and compliance platforms are Advent’s robust data services offerings, as well as Tamale RMS®, Advent’s industry-leading research management solution, which will continue to operate as its own business group focused on driving adoption of RMS across all segments of the investment management industry.

Terms and Effect of Agreement

Under the terms of the agreement, Advent will pay approximately $73 million for all of the outstanding ownership units of Black Diamond, subject to adjustment for third-party expenses and certain other specified items.  The acquisition is subject to customary closing conditions and is expected to be completed during the second quarter of 2011.

Black Diamond has grown revenues over 40% per year over the last two years.  Upon closing, the Company expects Black Diamond to contribute just under $1 million per month of recurring revenues.  Advent expects the acquisition to be neutral to non-GAAP earnings per share in 2011 and slightly accretive to non-GAAP earnings per share in 2012 (Non-GAAP earnings exclude amortization of purchased intangibles and stock compensation expense).  The acquisition will be dilutive to GAAP earnings per share in both 2011 and 2012.

After closing, in connection with the Company’s second quarter earnings announcement conference call, Advent will provide updated guidance for 2011 revenues, operating margin and operating cash flows.

To learn more and follow the conversation, please visit: http://blogs.advent.com/executive-view/

About Black Diamond Performance Reporting

Black Diamond is a leading provider of Web-based, outsourced portfolio management and reporting platforms to independent advisors, wealth managers, banks, broker-dealers and family offices. Founded in 2003, Black Diamond currently reports on over $75 billion in advisor assets and is a pioneer in delivering daily reconciliation and performance reporting services through a dynamic, user-friendly and customizable platform.  Black Diamond has been recognized as a top ten fastest-growing firm in Northeastern Florida for the past two years and one of the top three Best Places to Work in Jacksonville by the Jacksonville Business Journal.  Black Diamond Performance Reporting is headquartered in Jacksonville, Florida, with offices in Dallas, Denver, Philadelphia, New York and San Francisco.  For more information about Black Diamond services visit http://www.blackdiamondreporting.com.

About Advent

Advent Software, Inc., a global firm, has provided trusted solutions to the world’s financial professionals since 1983.  Firms in more than 50 countries count on Advent technology to run their mission-critical operations.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling operational risks and costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support and services organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include, without limitation, statements regarding: the expected timing of the closing of the acquisition; the expected benefits and results of the acquisition; Black Diamond’s expected financial contributions to revenues and earnings; Advent’s leadership and market position; Advent’s scale, resources, expertise and presence; Advent’s products and services; and Advent’s customers; and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or levels of stock repurchases to differ materially from that expressed or implied by this press release.  Such risk factors include, among others: difficulties encountered in integrating merged businesses and achieving expected synergies; uncertainties as to the timing of the merger; the satisfaction of closing conditions to the transaction; whether certain market segments grow as anticipated; Advent’s ability to retain key employees; the competitive environment of the software industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance.  Actual results may differ materially from those contemplated in the forward-looking statements in this press release.  Additional information concerning these and other risk factors is contained in Advent’s most recently filed quarterly report on Form 10-Q and 2010 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo, Advent Software, Advent Portfolio Exchange, Moxy, Advent OnDemand, Axys, Geneva, and Tamale RMS are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

Contacts
Advent Software:	Black Diamond Performance Reporting:
Smita Topolski	Timothy D. Welsh, CFP®
(415) 645-1668	(415) 847-4874
stopolsk@advent.com	tim@nexus-strategy.com
Advent Software	Nexus Strategy, LLC